EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-22023, 333-16997, and 333-74968) of First Look Media, Inc. of our report dated March 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/PricewaterhouseCoopers LLP
Century City, California

April 14, 2003